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                                                               EXHIBIT 10.3 (22)


                                SECOND AMENDMENT
                                       TO
                    THE G. B. DEALEY RETIREMENT PENSION PLAN
              (As Amended and Restated Effective January 1, 1988)


                 A. H. Belo Corporation, a Delaware corporation, pursuant to authorization of its Board of Directors, adopts the following amendments to The
G. B. Dealey Retirement Pension Plan, as amended and restated effective January 1, 1988 (the "Plan").

                 1. Section 1.11 of the Plan is amended in its entirety to read as follows:

                          "1.11 'Compensation' means the wages as defined in Code section 3401(a) for purposes of income tax withholding at the source (but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or services performed) that are paid to an Employee by the Participating Employers, reduced by all of the following items: reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits. In addition, the Compensation paid to an Employee who is a 'highly compensated employee' as defined in Code section 414(q) and the Treasury Regulations thereunder will be further reduced by the following items: amounts includible in the Employee's income by reason of the grant or exercise of a stock option, amounts includible in the Employee's income under Code section 83 with respect to restricted stock and any other amounts includible in the Employee's income by reason of an award under the Company's 1986 Long Term Incentive Plan, as amended from time to time. Compensation includes, for all Employees, any contributions made by the Participating Employers on behalf of an Employee pursuant to a deferral election under an employee benefit plan containing a cash or deferred arrangement under Code section 401(k) or any amounts that would have been received as cash but for an election to receive benefits under a cafeteria plan meeting the requirements of Code section 125.





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                          For years beginning after December 31, 1988, the
         annual Compensation of each Employee taken into account under the Plan for any year will not exceed $200,000. This limitation will be adjusted by the Secretary of the Treasury at the same time and in the same manner as under Code section 415(d), except that the dollar increase in effect on January 1 of any calendar year is effective for years beginning in such calendar year and the first adjustment to the $200,000 limitation is effective on January 1, 1990. If an Employee's Compensation is determined with respect to a period of time that contains fewer than 12 calendar months, then the annual compensation limit is an amount equal to the annual compensation limit for the calendar year in which the compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by 12.

                          In determining the Compensation of an Employee for purposes of the adjusted $200,000 limitation, the rules of Code section 414(q)(6) will apply, except in applying such rules, the term 'family' will include only the spouse of an Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the year. If, as a result of the application of such rules, the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level), the limitation will be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation.

                          If Compensation for any prior Plan Year is taken into account in determining an Employee's benefits for the current year, the Compensation for such prior year is subject to the applicable annual compensation limit in effect for that prior Plan Year. For this purpose, for years beginning before January 1, 1990, the applicable annual compensation limit is $200,000."

                 2. Section 1.21 of the Plan is amended in its entirety to read as follows:





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                          "1.21  'Final Monthly Compensation' means the average
         monthly Compensation paid to a Participant (i) during the five full consecutive calendar years of employment occurring within the Participant's last ten years of employment with a Controlled Group Member that produces the highest average monthly Compensation or (ii) during all of his full calendar years of employment, if the Participant has less than five full calendar years of employment."

                  3. Article 1 of the Plan is amended by the addition of the following sections:

                          "1.38 'Covered Compensation' means the average (without indexing) of the Taxable Wage Bases in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which a Participant attains (or will attain) Social Security Retirement Age (as defined in Section 10.2(m)). No increase in Covered Compensation will decrease a Participant's accrued benefit under the Plan. In determining a Participant's Covered Compensation for a Plan Year, the Taxable Wage Base in effect for the current Plan Year and any subsequent Plan Year will be assumed to be the same as the Taxable Wage Base in effect as of the beginning of the Plan Year for which the determination is being made.

                          A Participant's Covered Compensation for a Plan Year before the 35-year period ending with the last day of the calendar year in which the Participant attains Social Security Retirement Age is the Taxable Wage Base in effect as of the beginning of the Plan Year. A Participant's Covered Compensation for a Plan Year after such 35-year period is the Participant's Covered Compensation for the Plan Year during which the Participant attained Social Security Retirement Age.

                          1.39 Super Highly Compensated Employee' means an Employee described in Code section 414(q)(1)(A) or (B).

                          1.40 Taxable Wage Base' means the contribution and benefit base in effect under section





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         230 of the Social Security Act at the beginning of the Plan Year."

                 4. Section 2.2(b) of the Plan is amended in its entirety to read as follows:

                          "(b)    Exclusion after Participation.  A Participant
         who becomes ineligible under subsection (a) will continue to earn Credited Service for purposes of determining his vested interest in his Accrued Benefit, but during the period of ineligibility the Participant's Credited Service will not be taken into account for purposes of determining the amount of his Accrued Benefit unless the Participant is in the service of the armed forces of the United States and returns to employment with a Controlled Group Member within the time his reemployment rights are guaranteed by law."

                 5. Section 5.1 of the Plan is amended in its entirety to read as follows:

                          "5.1 Normal Retirement Benefit.

                                   (a)     General Rule.  A Participant who
         terminates employment at age 65 will receive a monthly retirement benefit beginning on his Normal Retirement Date in an amount equal to
         (i) 1.1% of his Final Monthly Compensation multiplied by his years of Credited Service plus (ii) 0.35% of his Final Monthly Compensation in excess of his Covered Compensation multiplied by his years of Credited Service up to 35 such years.

                                   (b)     Minimum Retirement Benefit.  The
         retirement benefit payable to a Participant will not be less than his accrued benefit under the Plan as of his Benefit Protection Date (as hereinafter defined), determined under the terms of the Plan in effect on December 31, 1988 (including early payment factors and other actuarial assumptions) as though the Participant had terminated employment on his Benefit Protection Date. For purposes of this Section, "Benefit Protection Date" means (i) December 31, 1988 if the Participant is a Super Highly Compensated Employee during the 1989 Plan Year, (ii) December 31, 1989 if the Participant is a Super Highly Compensated Employee





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         during the 1990 Plan Year but was not a Super Highly Compensated
         Employee during the 1989 Plan Year, (iii) December 31, 1990 if the Participant is a Super Highly Compensated Employee during the 1991 Plan Year but was not a Super Highly Compensated Employee during the 1989 or the 1990 Plan Year, and (iv) [date of adoption] if the Participant is not a Super Highly Compensated Employee during any of the 1989, 1990 and 1991 Plan Years.

                                   (c)     Prior Benefit Formula.  The normal
         retirement benefit formula in effect under the Plan on December 31, 1988, for purposes of determining a Participant's minimum retirement benefit under subsection (b) above is set forth on Appendix C to the Plan."

                 6. The first paragraph of Section 6.1 of the Plan is amended in its entirety to read as follows:

                          "The provisions of Sections 6.2 through 6.8 will apply solely to determine the accrued benefit of certain Participants as of their Benefit Protection Date (as defined in Section 5.1(b)) and will supersede any conflicting provisions of Articles 4, 5 and 8 of the Plan as in effect on December 31, 1988."

                 7. Section 9.6 of the Plan is amended in its entirety to read as follows:

                          "9.6 Specific Powers and Duties of the Committee. The Committee will administer the Plan and the Trust Agreement and will have the authority and discretion to (i) resolve all questions relating to the eligibility of Employees to become Participants; (ii) determine the amount of benefits payable to Participants or their Beneficiaries, and determine the time and manner in which such benefits are to be paid; (iii) authorize and direct all disbursements by the Trustee from the Trust Fund; (iv) engage any administrative, legal, accounting, clerical, or other





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         services it deems appropriate in administering the Plan or the Trust
         Agreement; (v) construe and interpret the Plan and the Trust Agreement, supply omissions from, correct deficiencies in, and resolve ambiguities in the language of the Plan and the Trust Agreement, and adopt rules for the administration of the Plan and the Trust Agreement which are not inconsistent with the terms of such documents; (vi) compile and maintain all records it determines to be necessary, appropriate or convenient in connection with the administration of benefit payments; (vii) determine the disposition of assets in the Trust Fund in the event the Plan is terminated; (viii) review the performance of the Trustee with respect to the Trustee's administrative duties, responsibilities and obligations under the Plan and the Trust Agreement, report to the Board regarding such administrative performance of the Trustee, and recommend to the Board, if necessary, the removal of the Trustee and the appointment of a successor Trustee; and (ix) resolve all questions of fact relating to any matter for which it has administrative responsibility."

                 8. Section 9.13 of the Plan is amended in its entirety to read as follows:

                          "9.13 Payment to Minors or Other Persons Under Legal Disability. If any benefit becomes payable to a minor, payment of such benefit will be made only to the guardian of the person or the estate of the minor, provided the guardian acknowledges in writing, in a form acceptable to the Committee, receipt of the payment on behalf of the minor. If any benefit becomes payable to any other person under a legal disability, payment of such benefit will be made only to the conservator or the guardian of the estate of such person appointed by a court of competent jurisdiction. Any payment made in accordance with the provisions of this Section on behalf of a minor or other person under a legal disability will fully discharge the Plan's obligation to such person."





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                 9.       Section 9.15 of the Plan is amended in its entirety
to read as follows:

                          "9.15 Funding Policy. The Plan is to be funded through Participating Employer contributions and earnings on such contributions; and benefits will be paid to Participants and Beneficiaries as provided in the Plan. The Investment Committee appointed by the Board pursuant to the Trust Agreement will determine from time to time investment policies that are consistent with the objectives of the Plan; provided, however, that if the Board has not appointed an Investment Committee or if any committee appointed by the Board is no longer acting as the Investment Committee under the Trust Agreement, such investment policies will be determined by the Committee."

                 10. Section 12.2(h) of the Plan is amended in its entirety to read as follows:

                          "(h)    'Key Employee' means any Employee or former
         Employee (and the Beneficiary of a deceased Employee) who at any time during the Determination Period was (i) an officer of a Controlled Group Member, if such individual's Includable Compensation (modified as described below) exceeds 50% of the Defined Benefit Dollar Limitation, (ii) an owner (or considered an owner under Code section
         318) of one of the ten largest interests in a Controlled Group Member, if such individual's Includable Compensation exceeds the Defined Contribution Dollar Limitation, (iii) a 5-percent owner of a Controlled Group Member, or (iv) a 1-percent owner of a Controlled Group Member who has annual Includable Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Code section 416(i) and the Treasury Regulations thereunder. For purposes of this subsection only, Includable Compensation will include salary reduction contributions pursuant to a cash or deferred arrangement under Code section 401(k) or a cafeteria plan meeting the requirements of Code section 125."





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                 11.      Section 16.4 of the Plan ("Spendthrift Clause") is
amended by the addition of the following sentence:

                          "Notwithstanding the foregoing, if the terms of the 'qualified domestic relations order' permit, the amounts payable to the alternate payee under such order will be paid at such time or times specified in the order before the earliest retirement date specified in section 414(p)(4)(B) of the Code and will be paid in the form of a lump sum without regard to any restriction on lump sum payments contained in the Plan."

                 12. The Plan is amended by the addition of the following appendix:

                                  "APPENDIX C

                       NORMAL RETIREMENT BENEFIT FORMULA
                        IN EFFECT ON DECEMBER 31, 1988

                 A Participant's minimum retirement benefit under Section 5.1(b) will be determined under the formula set forth below, determined as if the Participant terminated employment on his Benefit Protection Date.

                 A Participant who terminates employment at age 65 will receive a monthly retirement benefit beginning on his Normal Retirement Date in an amount equal to the difference between (i) 1.75% of the Participant's Final Monthly Compensation multiplied by his years of Credited Service and (ii) 1.50% of his Primary Social Security Benefit multiplied by his years of Credited Service up to 40 such years; provided, however, that a Participant who was an Employee on January 1, 1978, and who was an active Participant in the Plan on December 31, 1977, will receive a minimum monthly benefit beginning on his Normal Retirement Date equal to 1% of his Final Monthly Compensation multiplied by his years of Credited Service."





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                 The foregoing amendments will be effective as of January 1,
1989, and will apply only to Participants who complete an Hour of Service after December 31, 1988; provided, however, that if section 1140 of the Tax Reform Act of 1986, as amended, would require any provision of the Plan, as amended, to be effective as of an earlier date, such provision will be effective as of such earlier date.

                 Executed at Dallas, Texas, this 16th day of June, 1992.


                                                         A. H. BELO CORPORATION



                                                         By /s/ MICHAEL MCCARTHY





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